Exhibit 99.1

David Havlek

salesforce.com

Investor Relations

415-536-2171

dhavlek@salesforce.com

Jane Hynes

salesforce.com

Public Relations

415-901-5079

jhynes@salesforce.com

Salesforce.com Announces Record Fiscal Third Quarter 2008 Results

Record Revenue and Operating Cash; Company Raises Outlook

•	Record Revenue of $193M, up 48% Year-Over-Year

•	Record Operating Cash Flow of $52M, up 70% Year-Over-Year

•	Cash & Marketable Securities Reach $571M, up $200M Year-Over-Year

•	GAAP Net Income Rises to $6.5M, up 74% Sequentially

•	GAAP EPS of $0.05 Exceeds Company Guidance

•	Net Paying New Customers Rise 2,800 to 38,100

•	Raising Full Year FY08 Revenue and EPS Outlook

SAN FRANCISCO, Calif. – November 15, 2007 – Salesforce.com (NYSE: CRM), the market and technology leader in on-demand business services, today announced results for its third fiscal quarter ended October 31, 2007.

“Revenue for our third fiscal quarter grew an amazing 48% from the year ago quarter to roughly $193 million. That’s more revenue in 9-months this fiscal year, than we achieved all of last year,” said Marc Benioff, CEO and Chairman. “At this rate, we expect to push well past the $800 million revenue run rate in Q4, and we are now on track to become the first ever on-demand company to exceed $1 billion in annual revenue in our fiscal ‘09. Our on-demand industry leadership has never been more clear.”

Salesforce.com delivered the following results for the third fiscal quarter 2008:

Revenue: Total Q3 revenue was $192.8 million, an increase of 48% on a year-over-year basis and an increase of 9% on a quarter-over-quarter basis. Subscription and support revenues were $176.4 million, an increase of 49% on a year-over-year basis and an increase of 10% on a quarter-over-quarter basis. Professional services and other revenues were $16.4 million, an increase of 41% on a year-over-year basis and a decrease of 1% on a quarter-over-quarter basis.

Earnings per Share: Q3 diluted GAAP earnings per share were $0.05. The Q3 GAAP EPS result was benefited by a gain of approximately $0.01 per share associated with the sale of a minority investment. Third quarter results also include approximately $14.2 million in stock based compensation and approximately $1.4 million in amortization of purchased intangibles related to previously announced acquisitions, as well as a 46% tax rate. Q3 diluted GAAP EPS calculations are based on an average of 122 million diluted shares outstanding during the quarter.

Customers: The company added approximately 2,800 net paying customers during the 3rd quarter. These additions pushed total net paying customers in the third quarter to 38,100, an increase of approximately 11,000 or 41% from Q3 of the prior year, and an increase of approximately 8% from the prior quarter.

Cash: Cash from operations for the fiscal third quarter was the most in the company’s history at approximately $52 million, an increase of approximately 70% year-over-year. Total cash, cash equivalents and marketable securities finished the quarter at approximately $571 million, an increase of approximately 54% or $200 million year-over-year.

Deferred Revenue: Deferred revenue on the balance sheet as of the end of the fiscal third quarter was roughly $341 million, an increase of 55% on a year-over-year basis and 6% on a quarter-over-quarter basis.

Based on information as of November 15, 2007, salesforce.com is initiating guidance for its fourth quarter and raising guidance for its full fiscal year 2008 ending January 31, 2008. Salesforce.com is also initiating full year fiscal 2009 guidance.

Q4 FY08: Revenue for the company’s fourth fiscal quarter is projected to be in the range of approximately $206 million to $208 million. GAAP diluted EPS is expected to be in the range of approximately $0.03 to $0.04. GAAP EPS estimates include the effects of stock based compensation and the amortization of purchased intangibles. For the fourth fiscal quarter FY08, stock based compensation expense is expected to be approximately $16 million to $18 million, and the expense associated with the amortization of purchased intangibles is now expected to be approximately $1.5 million. For the purposes of Q4 GAAP EPS calculation, the company is expecting an average diluted shares count of 125 million shares, and a GAAP tax rate of 46%.

Full Year FY08: The company is raising its full fiscal year 2008 revenue and EPS outlook. Revenue is now expected to be approximately $737 million to approximately $739 million. The company now expects GAAP diluted EPS to be in the range of approximately $0.12 to $0.13. This GAAP EPS estimate includes the effects of stock based compensation, amortization of purchased intangibles, and the third quarter gain on the sale of a minority investment. For the full fiscal year 2008, stock based compensation expense is expected to be approximately $56 million to $58 million, and the expense associated with the amortization of purchased intangibles is currently expected to be approximately $5.5 million. For the purposes of the full fiscal year 2008 GAAP EPS calculation, the company is expecting an average diluted shares count of 123 million shares, and a GAAP tax rate of 50%.

Full Year FY09: The company today is initiating revenue guidance for its fiscal year 2009, and now expects full year revenue of approximately $1.0 billion to approximately $1.02 billion. The company plans to provide its expectations for FY09 GAAP EPS at the time it announces its fourth quarter FY08 results planned for February, 2008.

Quarterly Conference Call

Salesforce.com will host a conference call to discuss its third quarter fiscal 2008 results at 2:00 p.m. (PST) today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://www.salesforce.com/investor. In addition, an archive of the webcast can be accessed through the same link. Participants who choose to call into the conference call can do so by dialing domestically 866-901-SFDC or 866-901-7332 and internationally 706-902-1764. A replay will be available at (800) 642-1687 or (706) 645-9291, passcode 22940333, until midnight (EST) November 23, 2007.

About salesforce.com

Salesforce.com is the market and technology leader in on-demand business services. The company’s Salesforce suite of on-demand CRM applications allows customers to manage and share all of their sales, support, marketing and partner information on-demand. Force.com, the world’s first on-demand platform, enables customers, developers and partners to build powerful new on-demand applications that extend beyond CRM to deliver the benefits of multi-tenancy and The Business Web across the enterprise. Force.com allows applications to be easily shared, exchanged and installed with a few simple clicks via salesforce.com’s AppExchange marketplace, available at http://www.salesforce.com/appexchange. Customers can also take advantage of Successforce, salesforce.com’s world-class training, support, consulting and best practices offerings.

As of October 31, 2007, salesforce.com manages customer information for approximately 38,100 customers including ABN AMRO, Dow Jones Newswires, Japan Post, Kaiser Permanente, KONE, Sprint Nextel, and SunTrust Banks. Any unreleased services or features referenced in this or other press releases or public statements are not currently available and may not be delivered on time or at all. Customers who purchase salesforce.com applications should make their purchase decisions based upon features that are currently available. Salesforce.com has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol “CRM”. For more information please visit http://www.salesforce.com, or call 1-800-NO-SOFTWARE.

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“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements including but not limited to statements regarding our expected future revenue, GAAP diluted earnings per share, expected tax rate, anticipated shares outstanding, future growth and margin expectations, further adoption of our on-demand business services by enterprises, and the potential market for our existing service offerings. All of our forward looking statements involve risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions proves incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include - but are not limited to - risks associated with possible fluctuations in our operating results and cash flows, rate of growth and anticipated revenue run rate, errors, interruptions or delays in our service or our Web hosting, our new business model, our history of operating losses, the possibility that we will not remain profitable, breach of our security measures, the emerging market in which we operate, our relatively limited operating history, our ability to hire, retain and motivate our employees and manage our growth, competition, our ability to continue to release and gain customer acceptance of new and improved versions of our service, customer and partner acceptance of the AppExchange, successful customer deployment and utilization of our services, unanticipated changes in our effective tax rate, fluctuations in the number of shares outstanding, the price of such shares, foreign currency exchange rates and interest rates.

Further information on these and other factors that could affect our financial results is contained in our SEC filings, including our most recent reports on Form 10-K and 10-Q, particularly under the heading “Risk Factors.” These documents are available in the SEC Filings portion of the Investor Information section of our website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

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Copyright (c) 2007 salesforce.com, inc. All rights reserved. Salesforce.com, AppExchange, Successforce, The Business Web and the “no software” logo are registered trademarks of salesforce.com, inc., and salesforce.com owns other registered and unregistered trademarks. Other names used herein may be trademarks of their respective owners.

salesforce.com, inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2007	2006	2007	2006
Revenues:
Subscription and support	$176,376	$118,433	$484,064	$319,589
Professional services and other	16,427	11,620	47,730	33,287

Total revenues	192,803	130,053	531,794	352,876
Cost of revenues (1):
Subscription and support	23,887	16,628	66,446	45,178
Professional services and other	20,394	14,732	58,414	39,873

Total cost of revenues	44,281	31,360	124,860	85,051
Gross profit	148,522	98,693	406,934	267,825
Operating expenses (1):
Research and development	16,892	11,450	46,109	31,283
Marketing and sales	96,216	66,526	270,357	178,353
General and administrative	29,296	20,840	80,889	59,711

Total operating expenses	142,404	98,816	397,355	269,347
Income (loss) from operations	6,118	(123)	9,579	(1,522)
Interest, net	6,556	4,132	17,178	10,281
Gain on sale of investment	1,272	0	1,272	0
Other income (expense)	285	309	734	(153)

Income before provision for income taxes and minority interest	14,231	4,318	28,763	8,606
Provision for income taxes	(6,594)	(3,418)	(15,089)	(7,136)

Income before minority interest	7,637	900	13,674	1,470
Minority interest in consolidated joint venture	(1,125)	(561)	(2,697)	(1,505)

Net income (loss)	$6,512	$339	$10,977	($35)

Basic net income (loss) per share	$0.06	$0.00	$0.09	$0.00
Diluted net income (loss) per share	$0.05	$0.00	$0.09	$0.00
Shares used in computing basic net income (loss) per share	117,361	112,885	116,208	111,889
Shares used in computing diluted net income (loss) per share	122,169	120,279	121,429	111,889

(1)	Amounts include stock-based expenses, as follows:

Cost of revenues	$2,014	$1,304	$5,753	$3,900
Research and development	1,685	1,195	4,472	3,201
Marketing and sales	6,313	4,826	18,197	13,026
General and administrative	4,166	2,915	11,199	7,912

Total stock-based expenses	$14,178	$10,240	$39,621	$28,039

salesforce.com, inc.

Condensed Consolidated Statements of Operations

As a percentage of total revenues:

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2007	2006	2007	2006
Revenues:
Subscription and support	91%	91%	91%	91%
Professional services and other	9	9	9	9

Total revenues	100	100	100	100
Cost of revenues:
Subscription and support	12	13	12	13
Professional services and other	11	11	11	11

Total cost of revenues	23	24	23	24
Gross profit	77	76	77	76
Operating expenses:
Research and development	9	9	9	9
Marketing and sales	50	51	51	51
General and administrative	15	16	15	16

Total operating expenses	74	76	75	76
Income (loss) from operations	3	0	2	0
Interest, net	3	3	3	3
Gain on sale of investment	1	0	0	0
Other income (expense)	0	0	0	0

Income before provision for income taxes and minority interest	7	3	5	3
Provision for income taxes	(3)	(3)	(3)	(3)

Income before minority interest	4	0	2	0
Minority interest in consolidated joint venture	(1)	0	0	0

Net income (loss)	3%	0%	2%	0%

Stock-based expenses as a percentage of total revenues, as follows:
Cost of revenues	1%	1%	1%	1%
Research and development	1	1	1	1
Marketing and sales	3	4	3	4
General and administrative	2	2	2	2

Total stock-based expenses	7%	8%	7%	8%

salesforce.com, inc.

Condensed Consolidated Balance Sheets

(in thousands)

	October 31, 2007	January 31, 2007
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$160,761	$86,608
Short-term marketable securities	213,307	165,816
Accounts receivable, net	121,961	128,693
Deferred commissions	26,023	22,072
Deferred income taxes	7,020	228
Prepaid expenses and other current assets	25,878	15,679

Total current assets	554,950	419,096
Marketable securities, noncurrent	196,935	160,088
Fixed assets, net	38,913	30,155
Deferred commissions, noncurrent	8,864	9,478
Deferred income taxes, noncurrent	22,272	20,625
Capitalized software	23,790	10,983
Goodwill	8,556	6,705
Other assets	10,829	7,702

Total assets	$865,109	$664,832

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,618	$8,870
Accrued expenses and other current liabilities	93,373	77,327
Income taxes payable	3,142	6,739
Deferred revenue	340,808	284,063

Total current liabilities	449,941	376,999
Income taxes payable, noncurrent	5,285	0
Long-term lease abandonment liability and other	1,420	1,408
Minority interest	7,168	4,634

Total liabilities	463,814	383,041
Stockholders’ equity:
Common stock	118	115
Additional paid-in capital	429,235	319,496
Accumulated other comprehensive loss	(3,093)	(2,187)
Accumulated deficit	(24,965)	(35,633)

Total stockholders’ equity	401,295	281,791

Total liabilities and stockholders’ equity	$865,109	$664,832

salesforce.com, inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2007	2006	2007	2006
Operating activities:
Net income (loss)	$6,512	$339	$10,977	($35)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Gain on sale of investment	(1,272)	0	(1,272)	0
Minority interest	1,125	561	2,697	1,505
Depreciation and amortization	6,758	3,339	17,651	8,767
Amortization of deferred commissions	11,044	5,827	29,727	16,605
Expenses related to stock-based awards	14,178	10,240	39,621	28,039
Excess tax benefits from employee stock plans	(9,298)	(4,878)	(24,504)	(10,806)
Changes in assets and liabilities	22,951	15,199	48,585	28,990

Net cash provided by operating activities	51,998	30,627	123,482	73,065

Investing activities:
Business combination	0	0	0	(15,502)
Changes in marketable securities	(35,140)	(116,209)	(83,087)	(103,152)
Capital expenditures	(9,122)	(9,085)	(35,183)	(14,498)
Proceeds from the sale of investment	1,659	0	1,659	0

Net cash used in investing activities	(42,603)	(125,294)	(116,611)	(133,152)

Financing activities:
Proceeds from the exercise of stock options and warrants	20,586	10,149	44,290	21,040
Excess tax benefits from employee stock plans	9,298	4,878	24,504	10,806
Principal payments on capital lease obligations	(6)	(155)	(169)	(459)
Repurchase of unvested shares	0	0	0	(10)

Net cash provided by financing activities	29,878	14,872	68,625	31,377

Effect of exchange rate changes	(1,461)	127	(1,343)	(808)

Net increase (decrease) in cash and cash equivalents	37,812	(79,668)	74,153	(29,518)
Cash and cash equivalents, beginning of period	122,949	149,992	86,608	99,842

Cash and cash equivalents, end of period	$160,761	$70,324	$160,761	$70,324

salesforce.com, inc.

Additional Metrics

(Unaudited)

	Oct 31, 2007	July 31, 2007	April 30, 2007	Jan 31, 2007	Oct 31, 2006	July 31, 2006
Full Time Equivalent Headcount	2,461	2,302	2,243	2,070	1,807	1,625
Financial data (in thousands):
Cash, cash equivalents and marketable securities	$571,003	$497,191	$448,071	$412,512	$371,278	$334,107
Deferred revenue	$340,808	$321,852	$295,672	$284,063	$219,431	$202,836

	Three Months Ended October 31,		Nine Months Ended October 31,
	2007	2006	2007	2006
Revenues by geography (in thousands):
Americas	$141,682	$101,240	$399,477	$276,818
Europe	33,880	19,821	88,614	52,395
Asia Pacific	17,241	8,992	43,703	23,663

	$192,803	$130,053	$531,794	$352,876

As a percentage of total revenues:

Revenues by geography:
Americas	73%	78%	75%	78%
Europe	18	15	17	15
Asia Pacific	9	7	8	7

	100%	100%	100%	100%